                                                                       EXHIBIT 2

                            COMPANY VOTING AGREEMENT

      This Voting Agreement ("AGREEMENT") is made and entered into as of April 23, 2003, between SCANSOFT, INC., a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of SPEECHWORKS INTERNATIONAL, INC., a Delaware corporation (the "COMPANY").

                                    RECITALS

      A. Parent, Spiderman Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Reorganization dated as of April 23, 2003 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into the Company, with the Company being the surviving corporation. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent.

      B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

      C. In consideration of the execution of the Reorganization Agreement by Parent, the Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of the Company over which the Stockholder has voting power, so as to facilitate consummation of the Merger.

      NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Reorganization Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

            1.1 "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement, or (iii) such date and time as the Stockholder's employment with the Company has been terminated by action of the Company.

            1.2 "PERSON" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.
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            1.3 "SHARES" shall mean: (i) all securities of the Company
(including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

            1.4 Transfer. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

            1.5 Beneficial Ownership. Notwithstanding anything to the contrary set forth herein or under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, the terms "beneficially own," "beneficial owner," "beneficial ownership" and the like shall not include shares of Company Common Stock held of record by Atlas Venture Fund II, L.P. and Charles River Partnership VII.

      2. Restriction on Transfer of Shares. Except (x) as expressly contemplated by this Agreement or the Reorganization Agreement or (y) sales of shares of Company Common Stock by Stockholder issued after the date of initial filing of the Prospectus/Proxy Statement with the SEC pursuant to the valid exercise of stock options by such Stockholder, during the term of this Agreement, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein (except that Stockholder may transfer any or all of the Shares to a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder's immediate family, provided that in the event of such transfer or gift, the transferee of such Shares agrees to be bound by the terms and conditions of this Agreement); (ii) grant any proxies or powers of attorney with respect to any Shares not Transferred or deposit any Shares not Transferred into a voting trust or enter into a voting agreement with respect to any Shares not Transferred, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement. Stockholder further agrees with and covenants to Parent that Stockholder shall not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent.

      3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to


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the extent not voted by the person(s) appointed under the Proxy (as defined in
Section 4 hereof), the Shares beneficially owned by the Stockholder:

            3.1 in favor of approval of the Merger and the adoption and approval of the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement, as the Reorganization Agreement may be modified or amended from time to time, and the Proxy and any action required in furtherance thereof;

            3.2 against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement;

            3.3 against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement;

            3.4 against any proposal that would result in a breach by the Company of the Reorganization Agreement; and

            3.5 against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of the Company as of the date of this Agreement.

      Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

      4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

      5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date, (i) the Stockholder is and will be the beneficial owner of the shares of Company Common Stock, and the options, warrants and other rights to purchase shares of Company Common Stock, set forth on signature page of this Agreement and not Transferred, with full power to vote or direct the voting of the Shares not Transferred for and on behalf of all beneficial owners of the Shares not Transferred; (ii) the Shares are and will be, unless Transferred, free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (other than pursuant to the terms of restricted stock agreements as in effect on the date hereof); (iii) the Stockholder does not beneficially own any securities of the Company other than the shares of Company Common Stock, and options, warrants and other rights to purchase shares of Company Common Stock, set forth on the signature page of this Agreement; (iv) with respect to the Shares not Transferred, the Stockholder has and will have full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy; (v) the execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which the Shares are subject, including, without limitation, any voting agreement or voting trust; and (vi) this


                                       -3-
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Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

      6. Legending of Shares. If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

      7. Termination. This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

      8. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Reorganization Agreement.

      9. Miscellaneous.

            9.1 Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

            9.2 Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

            9.3 Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Parent. 9.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

            9.5 Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and to preserve


                                       -4-
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for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent which cannot be adequately compensated by a monetary award. Accordingly, Parent and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

            9.6 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            9.7 Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Parent and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

            9.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

                  (a)  if to Parent, to:


                               SCANSOFT, INC.
                               9 Centennial Drive
                               Peabody, MA 01960
                               Attention: Paul A. Ricci
                               Tel.: (978) 977-2000
                               Fax: (978) 977-2436

                               with a copy to:

                               Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                               650 Page Mill Road


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                               Palo Alto, California 94304-1050
                               Attention:  Katherine A. Martin
                                           Robert Sanchez
                               Tel.: (650) 493-9300
                               Fax: (650) 493-6811

                  (b) if to Stockholder, to the address for notice set forth on the last page hereof,

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

            9.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            9.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]


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      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                          SCANSOFT, INC.

                                          By:
                                             -----------------------------------
                                                Paul A. Ricci
                                                Chairman and Chief Executive
                                                Officer


                            ****VOTING AGREEMENT ****

                                          STOCKHOLDER:


                                          (Print Stockholder Name)

                                          By:
                                             -----------------------------------
                                                (Signature)

                                          Name:
                                               ---------------------------------
                                                (Print Name)

                                          Title:
                                                --------------------------------

                                          --------------------------------------
                                          Telephone

                                          --------------------------------------
                                          Facsimile No.

                                          Shares beneficially owned:

                                          ___ shares of the Company Common Stock

                                          ___ shares of the Company Common Stock
                                          issuable upon the exercise of
                                          outstanding options, warrants or
                                          other rights

                                          Address:

                                          --------------------------------------

                                          --------------------------------------

                            ****VOTING AGREEMENT ****

                                    EXHIBIT A

                                IRREVOCABLE PROXY

      The undersigned stockholder of SPEECHWORKS INTERNATIONAL, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of SCANSOFT, INC., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. Notwithstanding anything to the contrary set forth herein or under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, the terms "beneficially own," "beneficial owner," "beneficial ownership" and the like shall not include shares of Company Common Stock held of record by Atlas Venture Fund II, L.P. and Charles River Partnership VII. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

      This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT"), by and among Parent, Merger Sub and the Company, which provides for the merger of the Merger Sub with and into the Company in accordance with its terms (the "MERGER"). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement.

      The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of approval of the Merger and the adoption and approval of the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement; (iii) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement; (iv) against any proposal that would result in a breach by the Company of the Reorganization Agreement; and (v) against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of the Company as of the date of this Proxy.

      The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned other than with respect to any Shares sold in open market transactions and in accordance with Section 2 of the Voting Agreement.

                 [Remainder of Page Intentionally Left Blank]


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Dated:  April __, 2003



                                    Signature of Stockholder:
                                                             ___________________

                                    Print Name of Stockholder:
                                                              __________________

                                    Shares beneficially owned:

                                    ______  shares of the Company Common Stock

                                    ______ shares of the Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights


                         **** IRREVOCABLE PROXY ****